Exhibit 99.1                                Certificate of Title – Republic of Fiji Islands

REPUBLIC OF THE FIJI ISLANDS

CERTIFICATE OF TITEL

TITLE REGISTRY OFFICE – SUVA, FIJI

LICENSE NUMBER: AG2476895 TITLE NO: FT236798

IN COMPLIANCE WITH LAND AND TITLE ACT (CAP 93) OF THE FIJI LAND REGISTRY.

APPLICATION FOR REGISTRATION RECEIVED ON: 28 OCTOBER, 2010

ENTERED ON: 03 NOVEMBER, 2010

REGISTERED OWNER: RECURSOS MONTANA S.A.

VUNIDAWA GOLD MINE

LATITUDE 17°49’12” SOUTH LONGTITUDE 178°21’00” EAST

SOLE OWNER

ASSIGNMENT TRANSFER MORRIS VENTURES LLC

ASSIGNMENT NO. FA984123

PARCEL INDENTIFIER: 385-9765 FT

9 UNIT CLAIM BLOCK, 72.5 HECTARES

NOTATIONS:
NONE

TAXATION AUTHORITY: CITY OF VUNIDAWA, FIJI

CHARGES AND LIENS: NO OTHER PENDING TRANSFER OR APPLICATIONS